Exhibit 99.1

Newtek Business Services Corp. Acquires banc-serv Partners, LLC

New York, N.Y. - June 29, 2016 - Newtek Business Services Corp. (“Newtek” or the “Company”), (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that it acquired banc-serv Partners, LLC (“banc-serv”), as a new controlled portfolio company. Banc-serv provides over 350 lending institutions with outsourced solutions for the entire U.S. Small Business Administration (“SBA”) lending process, including credit analysis, structuring and eligibility, packaging, closing compliance and servicing. Newtek will retain banc-serv’s management team as part of the terms of the acquisition. Banc-serv was founded fourteen years ago and is located in Westfield, Indiana.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek commented, “We are extremely excited to announce our investment in banc-serv, a highly successful and established SBA lending solutions company, as a new wholly owned portfolio company. We believe this investment will greatly enhance our lending business and help establish inroads into the Midwest, where historically we have not had a meaningful presence. As one of Newtek’s portfolio companies, banc-serv will continue its main focus of offering its services to its over 350 nationwide lending clients, and will now be able to offer its lending clients a broader array of funding alternatives, including all of the products and solutions offered by Newtek and its portfolio companies, including SBA 504 loans and lines of credit backed by inventory and receivables.”

Mr. Sloane further stated, “When banc-serv’s lending clients choose not to fund or cannot fund a business loan due to size or geographic constraints, banc-serv will now be able to offer its lending clients the ability to refer the loans to Newtek Small Business Finance, LLC, for funding, and receive a fee or participation. In fact, we believe banc-serv has the potential to increase Newtek’s SBA 7(a) loan fundings by up to $30 million in 2017. As a result of Newtek’s banc-serv investment, we are hopeful to further expand Newtek’s network of strategic alliance partners since banc-serv will now be offering Newtek’s and its portfolio companies’ comprehensive suite of business products and services to its clients, including business solutions for electronic payment processing, cloud and outsourced managed technology, web design, payroll and benefits, and insurance. We welcome and look forward to working with banc-serv’s management team who will remain at the helm of banc-serv and, we believe, will continue to drive its success.”

Kerri L. Agee, President and CEO of banc-serv Partners, LLC added, “It is a very exciting time for the  banc-serv team and our lending partners.  We have been searching for and have found the perfect partner in Newtek.  This partnership will allow us to expand our service offerings and better serve small businesses nationwide.”

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions CompanyTM, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, and Payroll and Benefits.
Newtek® is a registered trademark of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com